UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2012

SYNUTRA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

00-33397	13-4306188
(Commission File Number)	(I.R.S. Employer Identification Number)

2275 Research Boulevard, Suite 500
Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

(301) 840-3888
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box, below, if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Annual Meeting of Stockholders

An annual meeting (“Annual Meeting”) of the stockholders of Synutra International, Inc., a Delaware corporation (the “Company”), was held on February 23, 2012. The Company filed its definitive proxy statement in connection with the Annual Meeting with the U.S. Securities and Exchange Commission on January 13, 2012 (which can be viewed at: www.sec.gov).  The Company’s stockholders considered the following proposals at the Annual Meeting:

•	Proposal I: a proposal to elect each of Liang Zhang, Joseph Chow and Donghao Yang to the Company’s Board of Directors (the “Board”) to serve as Class I directors;

•	Proposal II: a proposal to ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd., as the Company’s independent registered public accountant for the fiscal year ending March 31, 2012.

Voting Results

Proposal I: the election of Class I directors was approved as follows:

•	Liang Zhang has been elected with 41,879,335 “FOR” votes, 566,079 “AGAINST” votes, and 1,871,010 “WITHHOLD” votes;

•	Joseph Chow has been elected with 41,879,126 “FOR” votes, 566,288 “AGAINST” votes, and 1,871,010 “WITHHOLD” votes; and

•	Donghao Yang has been elected with 41,227,616 “FOR” votes, 1,217,788 “AGAINST” votes, and 1,871,010 “WITHHOLD” votes.

Proposal II: Ratification of Deloitte Touche Tohmatsu CPA Ltd., as the Company’s independent registered public accountant for the fiscal year ending March 31, 2012, was approved with 44,313,752 “FOR” votes, 2,653 “AGAINST” votes, and 19 “ABSTAIN” votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2012	SYNUTRA INTERNATIONAL, INC.

	By:	/s/ Weiguo Zhang
Weiguo Zhang
President and Chief Operating Officer